SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2003

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation	1-10307 (Commission File number)	74-0704500 (IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS (Address of principal executive offices)	77487 (Zip Code)

Registrant’s telephone number, including area code: (281) 491-9181

Item 9.    Regulation FD Disclosure

On May 29, 2003, the Company sponsored an investor presentation and live Web cast discussing the state of the sugar industry, the company’s recent history, current financial position and business strategies.

The presentation materials are furnished as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference. Materials for this Web cast can also be found on the Imperial Sugar website at www.imperialsugar.com for at least seven days following the presentation.

The information furnished pursuant to this Item 9, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Relations Presentation, dated May 29, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: May 29, 2003	By:	/s/ DARRELL D. SWANK
Darrell D. Swank Senior Vice President and Chief Financial Officer